                                                                     Exhibit 4.6


                          [Form of Series Supplement]





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                         FLEET BANK (RI), NATIONAL BANK
                              Seller and Servicer

                                      and

                             BANKERS TRUST COMPANY
                                    Trustee

               on behalf of the Series ____-__ Certificateholders


                           SERIES ____-__ SUPPLEMENT
                            Dated as of ____________

                                       to

              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
                         Dated as of December 1, 1993,
                    as Amended and Restated on May 23, 1994


                       FLEET CREDIT CARD MASTER TRUST II
                                 SERIES ____-__


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

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                                                           TABLE OF CONTENTS
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                                                              ARTICLE I

Section 1.1.    Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                                              ARTICLE II

Section 2.1.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

                                                             ARTICLE III

Section 3.1.    Servicing Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                                                              ARTICLE IV

Section 4.1.    Collections and Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 4.2.    Determination of Monthly Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 4.3.    Determination of Monthly Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 4.4.    Required Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 4.5     Application of Class A Available Funds, Class B Available Funds, Class C Available Funds,
                Available Investor Principal Collections and Class C Principal Collections  . . . . . . . . . . 27
Section 4.6.    Default Amounts; Investor Charge-Offs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Section 4.7.    Excess Spread; Excess Finance Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Section 4.8.    Reallocated Principal Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section 4.9.    Excess Finance Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Section 4.10    Shared Principal Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
[Section 4.11.  Determination of LIBOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Section 4.12.   Cash Collateral Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Section 4.13.   Principal Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 4.14.   Class A Accumulation Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 4.15.   Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

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Section 4.16.   Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Section 4.17.   Increases in Invested Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

                                                              ARTICLE V

Section 5.1.    Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 5.2.    Certificates and Statements43

                                                              ARTICLE V

Section 6.1.    Series ____-__ Pay Out Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

                                                             ARTICLE VII

Section 7.1.    Optional Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Section 7.2.    Series Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

                                                             ARTICLE VII

Section 8.1.    Sale of Receivables or Certificateholders' Interest Pursuant to Section 2.06 or 10.01 of the
                  Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 8.2.    Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to
                  Section 9.02 of the Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 8.3.    Instructions Pursuant to Section 9.02(a) of the Agreement. . . . . . . . . . . . . . . . . . .  49

                                                              ARTICLE IX

Section 9.1.    Book-Entry Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                              ARTICLE X

Section 10.1.   Certain Matters Regarding the Class C Interest Holder  . . . . . . . . . . . . . . . . . . . .  49
Section 10.2.   Ratification of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 10.3.   Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 10.4.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 10.5.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

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
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Section 10.6.   Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

EXHIBITS

 EXHIBIT A-1   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Form of Class A Certificate
 EXHIBIT A-2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Form of Class B Certificate
 EXHIBIT B   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Form of Monthly Payment Instructions
 EXHIBIT C   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Form of Monthly Certificateholders' Statement

     SERIES ____-__ SUPPLEMENT, dated as of ________ __, ____ (the "Supplement"), between FLEET BANK (RI), NATIONAL ASSOCIATION, a national banking association, as Seller and Servicer, and its successors and assigns and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

     Pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, as Amended and Restated on May 23, 1994 (as amended and supplemented, including by the terms of this Supplement, the "Agreement"), among Fleet Bank (RI), National Association (as Seller and Servicer by assignment and assumption of rights, duties and obligations from Advanta National Bank) (Advanta National Bank formerly being Advanta known as Advanta National Bank USA and prior to that known as Colonial National Bank USA) and the Trustee, Fleet Credit Card Master Trust II) (formerly known as ADVANTA Credit Card Master Trust II) (the "Trust") was created. Section 6.03 of the Agreement provides that the Seller may from time to time direct the Trustee to authenticate one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

     Pursuant to this Supplement, the Seller and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.


                                   ARTICLE I

                  Creation of the Series ____-__ Certificates

     Section 1.1. Designation. (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Supplement to be known as "Fleet Credit Card Master Trust II, Series ____-__." The Series ____-__ Certificates shall be issued in two Classes. The first Class shall be known as the "Class A Floating Rate Asset Backed Certificates, Series ____-__" and the second Class shall be known as the "Class B Floating Rate Asset Backed Certificates, Series ____-__." In addition, there is hereby created a third Class of interests in the Trust which, except as expressly provided herein, shall be deemed to be "Investor Certificates" for all purposes under the Agreement and this Supplement and shall be in uncertificated form and which shall be known as the ["Floating Rate] Class C Asset Backed Interests, Series ____-__." [Solely for the purposes of Section 9.02(a) of the Agreement, the holders of interests in the Class C Interest shall be deemed to be a separate Class.] The Class C Interest Holder shall be the Series Enhancer for Series ____-__. [Notwithstanding anything to the contrary in the Agreement, the institution making the initial deposit to the Cash Collateral Account shall not be deemed to be a Series Enhancer for Series ____-__.]

     (b) Series ____-__ shall be included in Group One. Series ____-__ shall be a Principal Sharing Series with respect to Group One only. Series ____-__ shall not be subordinated to any other Series. Notwithstanding any provision in the Agreement or in this Supplement to the contrary, the first Distribution Date with respect to Series ____-__ shall be the __________ Distribution Date, and references herein to the Monthly Period relating to the _________ Distribution Date shall mean the period from the Closing Date through the end of ___________.

     (c) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

     (d) The Class C Interest Holder, as holder of an "Investor Certificate" under the Agreement, shall be entitled to the benefits of the Agreement and this Supplement. Notwithstanding the foregoing, except as expressly provided herein, the provisions of Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates and clauses (a) and (c) of the definition of "Tax Opinion" in Section 1.01 of the Agreement shall not be applicable to the Class C Interest.


                                   ARTICLE II

                                  Definitions

     Section 2.1.  Definitions.

     (a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

     "Accumulation Date" shall mean the close of business on _______________.

     "Accumulation Period" shall mean the Class A Accumulation Period and the Class B Accumulation Period.

     "Additional Interest" shall mean, at any time of determination, the Class A Additional Interest, the Class B Additional Interest and the Class C Additional Interest.

     "Available Cash Collateral Amount" shall mean, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Cash Collateral Account on such date (before giving effect to any deposit to, or withdrawal from, the Cash Collateral Account to be made with respect to such date) and (b) the lesser of the Required Enhancement Amount and the Invested Amount as of such date.

     "Available Enhancement Amount" shall mean, for any date of determination, the sum of (a) the Class C Investor Amount and (b) the aggregate amount of funds on deposit in the Cash Collateral Account, in each case on such date.

     "Available Investor Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the Investor Principal Collections minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.8(a) are required to fund any deficiency in the amount to be distributed pursuant to Sections 4.5(a)(i), (ii) and (iii) for the related Distribution Date (excluding Reallocated Principal Collections that have resulted in a reduction of the Class C Invested Amount pursuant to Section 4.6(c)), plus (b) any Shared Principal Collections with respect to other Series in Group One that are allocated to Series ____-__ in accordance with Section
4.04 of the Agreement and Section 4.10 hereof, plus (c) any other amounts which pursuant to subsection 4.5(a)(iii) (including any amounts allocated with respect thereto pursuant to subsection 4.7(a)) and subsections 4.7(b), (d) and
(e) hereof are to be treated as Available Investor Principal Collections with respect to the related Distribution Date, plus (d) the excess, if any, of Class C Principal Collections over Class C Monthly Principal with respect to the related Distribution Date.

     "Average Principal Balance" shall mean, (i) for any Monthly Period during the Funding Period, the weighted average of the sum of the Principal Receivables in the Trust and the principal amount on deposit in the Excess Funding Account at the end of the day on the last day of the prior Monthly Period and on the end of the day on each Tuesday in such Monthly Period immediately preceding each Wednesday on which the Invested Amount is increased pursuant to Section 4.17 weighted, respectively, by a fraction, the numerator of which is the number of days from and including each such day to but excluding the next such day, or in the case of the last such day, to but excluding the last day of such Monthly Period, and the denominator of which is the number of days in such Monthly Period, and (ii) for any Monthly Period in which an Addition Date occurs, the weighted average of the sum of the Principal Receivables in the Trust and the principal amount on deposit in the Excess Funding Account at the end of the day on the last day of the prior Monthly Period and the sum of the Principal Receivables in the Trust and the principal amount on deposit in the Excess Funding Account at the end of the day on the related Addition Date, weighted, respectively, by a fraction, the numerator of which is the number of days from and including the first day of such Monthly Period, to but excluding the related Addition Date, and the denominator of which is the number of days in such Monthly Period, and by a fraction, the numerator of which is the number of days from and including the related Addition Date to and including the last day of such Monthly Period, and the denominator of which is the number of days in such Monthly Period.

     "Bank" shall mean Fleet Bank (RI), National Association and its successors and assigns.

     "Base Rate" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Class C Monthly Interest and the Monthly Servicing Fee with respect to the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

     "Cash Collateral Account" shall have the meaning specified in subsection 4.12(a).

     "Cash Collateral Account Investments" shall mean Eligible Investments.

     "Cash Enhancement Surplus" shall mean, as of any date of determination, the excess, if any, of (a) the amount on deposit in the Cash Collateral Account over (b) the Required

Cash Collateral Amount. Any Cash Enhancement Surplus shall be applied in accordance with the Class C Supplemental Agreement.

     "Class A Accumulation Period" shall mean, unless a Pay Out Event with respect to Series ____-__ shall have occurred prior thereto, the period commencing on the Accumulation Date or such later date as is determined in accordance with Section 4.14 and ending on the first to occur of (a) the commencement of the Rapid Amortization Period, (b) the payment in full to the Class A Certificateholders of the Class A Investor Amount or (c) the Series Termination Date.

     "Class A Accumulation Period Length" shall have the meaning specified in
Section 4.14.

     "Class A Additional Interest" shall have the meaning specified in subsection 4.2(a).

     "Class A Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Percentage of the Collections of Finance Charge Receivables allocated to Series ____-__ (including any investment earnings on amounts on deposit in the Pre-Funding Account and any other amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement), (b) the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date and (c) the amount of funds, if any, to be withdrawn from the Reserve Account which, pursuant to Section 4.15, are required to be included in Class A Available Funds with respect to such Distribution Date.

     "Class A Certificate Rate" shall mean, for any Interest Period with respect to the Class A Certificates, a per annum rate equal to [LIBOR as of the LIBOR Determination Date applicable to such Interest Period plus the Class A Certificate Rate Spread] [____%].

     ["Class A Certificate Rate Spread" shall mean __% per annum.]

     "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

     "Class A Certificates" shall mean any one of the Certificates executed by the Seller and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1.

     "Class A Expected Final Distribution Date" shall mean the ___________ Distribution Date.

     "Class A Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Invested Amount as of such day; provided, however, that with respect to the first Monthly Period, the

Class A Floating Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     "Class A Initial Invested Amount" shall mean $____________.

     "Class A Initial Investor Amount" shall mean the aggregate initial principal balance of the Class A Certificates, which is $______________.

     "Class A Interest Shortfall" shall have the meaning specified in subsection 4.2(a).

     "Class A Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Class A Initial Invested Amount, plus (b) the amount of any increases in the Class A Invested Amount during the Funding Period pursuant to Section 4.17 on or prior to such date, minus (c) the aggregate amount of principal payments (other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period) made to the Class A Certificateholders on or prior to such date, minus (d) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of Class A Investor Charge-Offs reimbursed pursuant to subsection 4.6(a) prior to such date minus (e) the Principal Funding Account Balance.

     "Class A Investor Amount" shall mean, on any date of determination, an amount equal to the sum of (a) the Class A Invested Amount, (b) the Class A Floating Percentage of the Pre-Funded Amount and (c) the Principal Funding Account Balance.

     "Class A Investor Charge-Off" shall have the meaning specified in subsection 4.6(a).

     "Class A Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Class A Floating Percentage for such Monthly Period.

     "Class A Monthly Interest" shall have the meaning specified in subsection 4.2(a).

     "Class A Monthly Principal" shall have the meaning specified in subsection 4.3(a).

     "Class A Penalty Rate" shall mean the sum of the Class A Certificate Rate and ___% per annum.

     "Class A Principal Percentage" shall mean, with respect to any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Invested Amount as of such day and (ii) during the Accumulation Period or the Rapid Amortization

Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day; provided, however, that with respect to the first Monthly Period, the Class A Principal Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     "Class A Required Amount" shall have the meaning specified in Section
4.4(a).

     "Class A Servicing Fee" shall have the meaning specified in Section 3.1.

     "Class B Accumulation Period" shall mean, unless a Pay Out Event with respect to Series ____-__ shall have occurred prior thereto, the period commencing on the first day of the Monthly Period immediately preceding the Class B Principal Commencement Date and ending on the first to occur thereafter of (a) the commencement of the Rapid Amortization Period, (b) the payment in full to the Class B Certificateholders of the Class B Invested Amount or (c) the Series Termination Date.

     "Class B Additional Interest" shall have the meaning specified in Section 4.2(b).

     "Class B Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Class B Floating Percentage of the Collections of Finance Charge Receivables allocated to Series ____-__ (including any investment earnings on amounts on deposit in the Pre-Funding Account and any other amounts that are to be treated as Collections of Finance Receivables in accordance with the Agreement).

     "Class B Certificate Rate" shall mean, for any Interest Period with respect to the Class B Certificates, a per annum rate equal to [LIBOR as of the LIBOR Determination Date for such Interest Period plus the Class B Certificate Rate Spread] [___%].

     ["Class B Certificate Rate Spread" shall mean ____% per annum.]

     "Class B Certificateholder" shall mean the Person in whose name a Class B Certificate is registered in the Certificate Register.

     "Class B Certificates" shall mean any one of the Certificates executed by the Seller and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2.

     "Class B Expected Final Distribution Date" shall mean the __________ Distribution Date.

     "Class B Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Invested Amount as of such day; provided, however, that with respect to the first Monthly Period, the

Class B Floating Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     "Class B Initial Invested Amount" shall mean $_____________.

     "Class B Initial Investor Amount" shall mean the aggregate initial principal balance of the Class B Certificates, which is $_____________.

     "Class B Interest Shortfall" shall have the meaning specified in Section 4.2(b).

     "Class B Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Class B Initial Invested Amount, plus (b) the amount of any increases in the Class B Invested Amount during the Funding Period pursuant to Section 4.17 on or prior to such date, minus (c) the aggregate amount of principal payments (other than principal payments made from amounts on deposit in the Pre-Funding Account on the first Distribution Date following the end of the Funding Period) made to the Class B Certificateholders prior to such date minus (d) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs pursuant to subsection 4.6(b) for all Distribution Dates preceding such date, minus (e) the amount of Reallocated Principal Collections allocated on all prior Distribution Dates pursuant to subsection 4.8(a) (excluding any Reallocated Principal Collections that have resulted in a reduction in the Class C Invested Amount pursuant to subsection 4.6(c)), minus (f) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Distribution Dates pursuant to subsection 4.6(a) and plus (g) the amount of Excess Spread and Excess Finance Charges allocated and available on all prior Distribution Dates pursuant to subsection 4.7(e) for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (d), (e) and (f); provided, however, that the Class B Invested Amount may not be reduced below zero.

     "Class B Investor Amount" shall mean, for any date of determination, an amount equal to the sum of (a) the Class B Invested Amount and (b) the Class B Floating Percentage of the Pre-Funded Amount.

     "Class B Investor Charge-Off" shall have the meaning specified in subsection 4.6(b).

     "Class B Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Class B Floating Percentage for such Monthly Period.

     "Class B Monthly Interest" shall have the meaning specified in subsection 4.2(b).

     "Class B Monthly Principal" shall have the meaning specified in subsection 4.3(b).

     "Class B Penalty Rate" shall mean the sum of the Class B Certificate Rate and ___% per annum.

     "Class B Principal Commencement Date" shall mean the Distribution Date on which the Class A Investor Amount is paid in full or on which the Principal Funding Account Balance is equal to the Class A Investor Amount; provided, that if the Class A Investor Amount is paid in full on the Class A Expected Final Distribution Date and the Rapid Amortization Period has not commenced, the Class B Principal Commencement Date shall mean the Class B Expected Final Distribution Date.

     "Class B Principal Percentage" shall mean, with respect to any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Invested Amount as of such day and (ii) during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day; provided, however, that with respect to the first Monthly Period, the Class B Principal Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     "Class B Required Amount" shall have the meaning specified in subsection 4.4(b).

     "Class B Servicing Fee" shall have the meaning specified in Section 3.1.

     "Closing Date" shall mean ___________, _____.

     "Class C Additional Interest" shall have the meaning specified in subsection 4.2(c).

     "Class C Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Class C Floating Percentage of the Collections of Finance Charge Receivables allocated to Series ____-__ (including any investment earnings on amounts on deposit in the Pre-Funding Account and any other amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement).

     "Class C Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Class C Floating Percentage for such Monthly Period.

     "Class C Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class C Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Invested Amount as of such day; provided, however, that with respect to the first Monthly Period, the Class C Floating Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class C Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     "Class C Initial Invested Amount" shall mean $_____________.

     "Class C Initial Investor Amount" shall mean the aggregate initial principal balance of the Class C Interest, which is $_____________.

     "Class C Interest" shall mean a fractional undivided interest in the Trust which shall consist of the right to receive, to the extent necessary to make the required payments to the Class C Interest Holder under this Supplement and under the Class C Supplemental Agreement, the portion of Collections allocable thereto under the Agreement and this Supplement, funds on deposit in the Collection Account allocable thereto pursuant to the Agreement and this Supplement and, subject to the rights of the other Series ___ - __ Certificateholders with respect thereto, funds on deposit in the Pre-Funding Account.

     "Class C Interest Holder" shall mean the entity so designated in the Class C Supplemental Agreement.

     "Class C Interest Rate" shall mean the rate designated as such in the Class C Supplemental Agreement, such rate not to exceed ___%.

     "Class C Interest Shortfall" shall have the meaning specified in subsection 4.2(c).

     "Class C Invested Amount" shall mean, for any date of determination, an amount equal to (a) the Class C Initial Invested Amount, plus (b) the amount of any increases in the Class C Invested Amount during the Funding Period pursuant to Section 4.17 on or prior to such date, minus (c) an amount equal to the amount by which the Class C Invested Amount has been reduced on all prior Distribution Dates pursuant to Section 4.6, minus (d) the aggregate amount paid pursuant to subsections 4.5(e)(i), 4.5(f)(iii) and 4.5(g)(i) prior to such date, and plus (e) the aggregate amount of Excess Finance Charges and Excess Spread allocated and available on all prior Distribution Dates pursuant to subsection 4.7(i) for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c); provided, however, that the Class C Invested Amount may not be reduced below zero.

     "Class C Investor Amount" shall mean, for any date of determination, an amount equal to the sum of (a) the Class C Invested Amount and (b) the Class C Floating Percentage of the Pre-Funded Amount.

     "Class C Monthly Interest" shall have the meaning specified in subsection 4.2(c).

     "Class C Monthly Principal" shall have the meaning specified in subsection 4.3(c).

     "Class C Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to (a) the Invested Principal Collections with respect to such Monthly Period, minus (b) the amount of Investor Principal Collections with respect to such date, plus (c) the amount, if any, of Excess Spread and Excess Finance Charges to be distributed pursuant to subsections 4.7(h) and (i) on the related Distribution Date and minus (d) the amount of Reallocated Principal Collections with respect to such Monthly Period which, pursuant to
Section 4.8, are required to fund any deficiency in the amounts to be distributed pursuant to subsections 4.5(a)(i), (ii) and (iii) and 4.5(b)(i) and
(ii) and subsection 4.7(d) for the related Distribution Date (excluding Reallocated Principal Collections which have been allocated to reduce the Class B Invested Amount).

     "Class C Principal Shortfall" shall mean, for any Distribution Date during the Accumulation Period or the Rapid Amortization Period, the excess of Class C Monthly Principal for such Distribution Date over the amount of Class C Principal Collections available on such date pursuant to subsection 4.5(g).

     "Class C Servicing Fee" shall have the meaning specified in Section 3.1.

     "Class C Supplemental Agreement" shall mean the agreement among the Seller, the Servicer and the Trustee dated the date hereof, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Controlled Accumulation Amount" shall mean (a) for any Distribution Date with respect to the Class A Accumulation Period, the maximum Class A Invested Amount during the Revolving Period divided by nine; provided, however, that, if the Class A Accumulation Period is modified pursuant to Section 4.14, (i) the Controlled Accumulation Amount for each Distribution Date with respect to the Class A Accumulation Period shall mean the amount determined in accordance with
Section 4.14 on the date on which the Class A Accumulation Period has most recently been modified and (ii) the sum of the Controlled Accumulation Amounts for all Distribution Dates with respect to the modified Class A Accumulation Period shall not be less than the maximum Class A Invested Amount during the Revolving Period and (b) for any Distribution Date with respect to the Class B Accumulation Period, the maximum Class B Invested Amount during the Revolving Period.

     "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

     "Covered Amount" shall mean for any Distribution Date with respect to the Class A Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the Class B Principal Commencement Date, an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class A Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date.

     "Deficit Controlled Accumulation Amount" shall mean (a) on the first Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount distributed from the Collection Account as the case may be, for such subsequent Distribution Date.

     "Designated Maturity" shall mean, [for the initial LIBOR Determination Date, two months, and for each LIBOR Determination Date thereafter, one month.]

     "Distribution Date" shall have the meaning assigned thereto in the Agreement, except that, with respect to the Series ____-__ Certificates, the first Distribution Date shall be ____________.

     "Enhancement Investor Amount" shall mean the Class C Invested Amount.

     "Enhancement Surplus" shall mean, with respect to any Distribution Date, the excess, if any, of (a) the amount on deposit in the Cash Collateral Account plus the Class C Investor Amount over (b) the Required Enhancement Amount.

     "Excess Finance Charges" shall have the meaning specified in Section 4.9.

     "Excess Spread" shall mean, with respect to any Distribution Date, the sum of the amounts, if any, specified pursuant to subsections 4.5(a)(iv), 4.5(b)(iii) and 4.5(c)(ii) with respect to such Distribution Date.

     "Finance Charge Shortfall" shall have the meaning specified in Section
4.9.

     "Fitch" shall mean Fitch IBCA, Inc., or its successors.

     "Floating Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the greater of (1) the sum of (x) the total amount of Principal Receivables in the Trust at the end of the day on such date (or with respect to the first Monthly Period, at the end of the day on the Closing Date) and (y) the principal amount on deposit in the Excess Funding Account as of the end of the day on such date and (2) the sum of the numerators used to calculate the Series Percentages (as such term is defined in the Agreement) with respect to Finance Charge Receivables or Defaulted Receivables, as applicable, for all Series then outstanding; provided, however, that, with respect to any Monthly Period in which an Addition Date occurs and the Servicer need not make daily deposits of Collections into the Collection Account, the denominator in (x) above shall be the Average Principal Balance; provided further, however, that with respect to any Monthly Period in which an Addition Date occurs and the Servicer is required to make daily deposits of Collections into the Collection Account, the denominator in (x) above shall be (1) for the period from and including the first day of such Monthly Period to but excluding the related Addition Date, the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period and (2) for the period from and including the related Addition Date to and including the last day of such Monthly Period, the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date and provided further, however, that with respect to any Monthly Period during the Funding Period, the Floating Allocation Percentage shall be calculated as the percentage equivalent to a fraction, the numerator of which is the average Invested Amount on each day of the Monthly Period and the denominator of which is the Average Principal Balance.

     "Funding Period" shall mean the period commencing on the Closing Date and ending upon the first to occur of (x) the commencement of the Rapid Amortization Period, (y) the date on which the Invested Amount shall first equal the Initial Investor Amount and (z) ______________, ___.

     "Group One" shall mean Series 1994-B, Series 1994-D, Series 1995-A, Series 1995-B, Series 1995-C, Series 1995-D, Euro Series 1995-E, Series 1995-F, Series 1995-G, Series 1996-A, Series 1996-B, Series 1996-C, Series 1996-D, Series 1996-E, Series 1998-A and Series ____-__ and each other Series hereafter specified in the related Supplement to be included in Group One.

     "Initial Invested Amount" shall mean the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount.

     "Initial Investor Amount" shall mean the sum of the Class A Initial Investor Amount, the Class B Initial Investor Amount and the Class C Initial Investor Amount.

     "Initial Pre-Funded Amount" shall mean $_____________.

     "Initial Servicing Fee" shall have the meaning specified in Section 3.1.

     "Interchange" shall mean, with respect to Series ____-__ and with respect to each Distribution Date, an amount of Interchange (as defined in the Agreement) equal to one-twelfth of 1.25% of the outstanding balance of the Principal Receivables allocable to Series ____-__ on the last day of the preceding Monthly Period.

     "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

     "Invested Amount" shall mean, as of any date of determination, an amount equal to the sum of (a) the Class A Invested Amount as of such date, (b) the Class B Invested Amount as of such date and (c) the Class C Invested Amount as of such date.

     "Invested Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the Principal Allocation Percentage of all Collections in respect of Principal Receivables received during such Monthly Period.

     "Investor Amount" shall mean, as of any date of determination, an amount equal to the sum of (a) the Invested Amount, (b) the Pre-Funded Amount and (c) the Principal Funding Account Balance.

     "Investor Charge-Offs" shall mean Class A Investor Charge-Offs and Class B Investor Charge-Offs.

     "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Monthly Period and (b) the Floating Allocation Percentage for such Monthly Period.

     "Investor Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the product of (i) Invested Principal Collections with respect to such Monthly Period and (ii) the sum of the Class A Principal Percentage and the Class B Principal Percentage with respect to such Monthly Period.

     ["LIBOR" shall mean an interest rate per annum determined by the Trustee for each Interest Period in accordance with the provisions of Section 4.11.]

     ["LIBOR Determination Date" shall mean ___________ with respect to the period from the Closing Date through ___________; and, with respect to each Interest Period thereafter, the second London Business Day prior to every Distribution Date on which such Interest Period begins commencing with the __________ Distribution Date.]

     "London Business Day" shall mean a Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     "Monthly Interest" means, with respect to any Distribution Date, the Class A Monthly Interest, the Class B Monthly Interest and Class C Monthly Interest for such Distribution Date.

     "Monthly Servicing Fee" shall have the meaning specified in Section 3.1.

     "Net Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) an amount equal to the product obtained by multiplying the Floating Allocation Percentage with respect to such Monthly Period and the amount of Collections of Finance Charge Receivables with respect to such Monthly Period (including any other amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement) plus (b) any investment earnings on amounts on deposit in the Pre-Funding Account, plus (c) the amount of any Principal Funding Investment Proceeds for the related Distribution Date, plus (d) the amount of funds, if any, to be withdrawn from the Reserve Account which, pursuant to Section 4.15, are required to be included in Class A Available Funds with respect to such Distribution Date, minus (e) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

     "Percentage Allocation" shall have the meaning specified in subsection 4.1(b)(ii).

     "Pre-Funded Amount" shall mean, as of any date of determination, the amount on deposit in the Pre-Funding Account (net of all interest and other investment income).

     "Pre-Funding Account" shall have the meaning set forth in subsection
4.16(a).

     "Principal Allocation Percentage" shall mean, with respect to any Monthly
Period:

     (a) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and the denominator of which is the greater of (i) the sum of (A) the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and (B) the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding as of the date as to which such determination is being made;

     (b) during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period or, if the numerator has been reduced as described in the first proviso below during an Accumulation Period and a Rapid Amortization Period commences, as the last day of the Accumulation Period, and the denominator of which is the greater of (i) the sum of (A) the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and (B) the principal amount on deposit in the Excess Funding Account as of such last day and (ii) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding as of the date as to which such determination is being made; provided, however, that during the Accumulation Period, on any date, at the option of the Servicer, the numerator of the Principal Allocation Percentage may be reduced below the numerator used in the previous Monthly Period, to an amount not less than the greater of (x) the Invested Amount as of the last day of the immediately preceding Monthly Period (less the amount of any distributions of principal made to Series ____-__ Certificateholders since the last day of the immediately preceding Monthly Period) and (y) an amount that, if used as the numerator of the Principal Allocation Percentage for the remainder of the Accumulation Period, assuming for this purpose that (1) the payment rate with respect to Collections of Principal Receivables remains constant at the level of the immediately preceding Monthly Period, (2) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Excess Funding Account, if any) remains constant at the level on the date of such reduction, (3) no Pay Out Event with respect to any Series will subsequently occur and (4) no additional Series

(other than any Series being issued on the date of such reduction) will be subsequently issued, would assure that Available Investor Principal Collections for Series ____-__ would equal at least ___% of the Controlled Accumulation Amount for each Monthly Period for so long as the Invested Amount is greater than zero; provided further, however, that any such reduction of the numerator of the Principal Allocation Percentage shall be subject to the receipt by the Trustee of an Officer's Certificate of the Servicer to the effect that the Servicer does not expect that the Available Investor Principal Collections for any Monthly Period would be less than the Controlled Accumulation Amount; provided further, however, that with respect to any Monthly Period in which an Addition Date occurs and the Servicer need not make daily deposits of Collections into the Collection Account, the amount in clause (i) of paragraphs
(a) and (b) above shall be the Average Principal Balance; provided further, however, that with respect to any Monthly Period in which an Addition Date occurs and the Servicer is required to make daily deposits of Collections into the Collection Account, the amount in clause (i) of paragraphs (a) and (b) above shall be (1) for the period from and including the first day of such Monthly Period to but excluding the related Addition Date, the sum of (x) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period and (y) the principal amount on deposit in the Excess Funding Account as of such last day and (2) for the period from and including the related Addition Date to and including the last day of such Monthly Period, the sum of (x) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date and
(y) the principal amount on deposit in the Excess Funding Account at the end of the day on the related Addition Date; and provided further, however, that with respect to any Monthly Period during the Funding Period, the Principal Allocation Percentage shall be calculated as the percentage equivalent of a fraction, the numerator of which is the average Invested Amount on each day of the Monthly Period and the denominator of which is the Average Principal Balance.

     "Principal Funding Account" shall have the meaning set forth in subsection 4.13(a)(i).

     "Principal Funding Account Balance" shall mean, with respect to any date of determination during the Accumulation Period, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

     "Principal Funding Investment Proceeds" shall have the meaning specified in subsection 4.13(a)(ii).

     "Principal Shortfall" shall have the meaning specified in Section 4.10.

     "Rapid Amortization Period" shall mean, (a) if on the day on which a Trust Pay Out Event or a Series ____-__ Pay Out Event is deemed to have occurred the Servicer need not make daily deposits into or withdrawals from the Collection Account pursuant to subsection 4.03(a) of the Agreement, the period commencing at the close of business on the Business Day immediately preceding the first day of the Monthly Period in which such Trust Pay Out Event or Series ____-__ Pay Out Event is deemed to have occurred or (b) otherwise, the period commencing at the close of business on the Business Day immediately preceding the day on which a Trust Pay Out Event or a Series ____-__ Pay Out Event is deemed to have occurred, and ending on the first to occur of (i) the payment in full to the Class A Certificateholders and the Class B Certificateholders of the Class A Investor Amount and the Class B Invested Amount, respectively, and the payment in full to the Class C Interest Holder of the Class C Invested Amount, if any, or (ii) the Series Termination Date.

     "Reallocated Principal Collections" shall mean, with respect to any Monthly Period, the product of (a) the Principal Allocation Percentage with respect to such Monthly Period, (b) the aggregate amount of Collections in respect of Principal Receivables for such Monthly Period and (c) the sum of the Class B Floating Percentage and the Class C Floating Percentage with respect to such Monthly Period.

     "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Invested Amount on such Distribution Date, plus (ii) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series ____-__ Certificateholders or the Class C Interest Holder on a prior Distribution Date, plus (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series ____-__ Certificateholders or the Class C Interest Holder on a prior Distribution Date.

     ["Reference Banks" shall mean ___________________________________ and
___________________ such other major banks in the London interbank market selected by the Servicer from time to time.]

     "Required Cash Collateral Amount" shall mean, with respect to any date of determination, the Required Enhancement Amount less the Class C Investor Amount; provided, that for the first two Distribution Dates with respect to Series ____-__ following the Closing Date, the Required Cash Collateral Amount shall not exceed the product of (I) 2.5% and (II) the sum of the Invested Amount and the Pre-Funded Amount.

     "Required Draw Amount" shall have the meaning specified in subsection 4.12(c).

     "Required Enhancement Amount" shall mean, with respect to any Distribution Date, the greater of (i) the product of (a) the sum of (I) the sum of the Class A Invested Amount and the Class A Floating Percentage of the Pre-Funded Amount and (II) the sum of the Class B Invested Amount and the Class B Floating Percentage of the Pre-Funded Amount, each as of such Distribution Date after taking into account all distributions made on such Distribution Date, minus the amount of funds on deposit in the Cash Collateral Account, after taking into account all deposits and withdrawals on such Distribution Date, and (b) a fraction, the numerator of which is ___% and the denominator of which is the excess of 100% over ___% and (ii) the sum of (A) the product of (I) $_____________, (II) ___% and (III) a fraction the numerator of which is equal to the Available Cash Collateral Amount as of the immediately preceding Distribution Date and the denominator of which is the Total Enhancement for such Distribution Date and (B) the product of (I) $_____________ (II) ___% and
(III) a fraction the numerator of which is equal to the Class C Invested Amount as of the immediately preceding Distribution Date and the denominator of which is the Total Enhancement for such Distribution Date; provided, however, that (i) if there are any withdrawals from the Cash Collateral Account pursuant to subsection 4.12(c) or any reductions in the Class C Invested Amount pursuant to clause (b) of the definition of such amount, or a Pay Out Event occurs with respect to Series ____-__, then the Required Enhancement Amount for any Distribution Date shall equal the Required Enhancement Amount on the Distribution Date immediately preceding such reduction or Pay Out Event, (ii) in no event shall the Required Enhancement Amount exceed the sum of the Class A Invested Amount and the Class B Invested Amount on any such date, and (iii) the Required Enhancement Amount may be reduced without the consent of the Series ____-__ Certificateholders or the Class C Interest Holder, if the Seller shall have received written notice from each Rating Agency (with a copy delivered to the Trustee) that such reduction will not result in the reduction or withdrawal of the then current rating of the Series ____-__ Certificates and the Seller shall have delivered to the Trustee an Officer's Certificate to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such reduction will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series ____-__.

     "Required Reserve Account Amount" shall mean, with respect to any Distribution Date prior to the Reserve Account Funding Date, $0, and on or after the Reserve Account Funding Date, an amount equal to (a) the product of
(i) __% of the Class A Investor Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) and (ii) a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Class A Accumulation Period as of such date and the denominator of which is nine (except that if such numerator is one, the Required Reserve Account Amount determined pursuant to this clause (a) shall be $0) or (b) any other amount designated by the Seller, provided that, if such designation is of a lesser amount, the Seller (i) shall have received written notice from each Rating Agency that such designation will not result in the reduction or withdrawal of the rating of the Series ____-__ Certificates and shall have delivered copies of each such written notice to the Servicer and the Trustee, and (ii) shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event, to occur with respect to Series ____-__.

     "Reserve Account" shall have the meaning specified  in subsection 4.15(a).

     "Reserve Account Funding Date" shall mean the Distribution Date with respect to the Monthly Period which commences three months prior to the Monthly Period in which, as of the related Determination Date, the Accumulation Period is scheduled to commence.

     "Reserve Account Surplus" shall mean, as of any date of determination, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

     "Reserve Draw Amount" shall have the meaning specified in subsection
4.15(c).

     "Revolving Period" shall mean the period beginning on the Closing Date and ending on the earlier of (a) the close of business on the day preceding the commencement of the Accumulation Period and (b) the close of business on the day preceding the commencement of the Rapid Amortization Period.

     "Series Invested Amount" shall mean the Invested Amount.

     "Series Investor Amount" shall mean, as of any date of determination, an amount equal to the numerator of the Principal Allocation Percentage on such date.

     "Series ____-__" shall mean the Series of Investor Certificates, the terms of which are specified in this Supplement, and shall include the Class A Certificates, the Class B Certificates and the Class C Interest.

     "Series ____-__ Certificateholder" shall mean a Class A Certificateholder or a Class B Certificateholder.

     "Series ____-__ Certificate" shall mean a Class A Certificate or a Class B Certificate.

     "Series _____ -___ Holder" shall mean a Class A Certificateholder, a Class B Certificateholder or a Class C Interest Holder.

     "Series ____-__ Pay Out Event" shall have the meaning specified in Section 6.1.

     "Series Percentage" shall mean with respect to Finance Charge Receivables and Defaulted Receivables, the Floating Allocation Percentage, and with respect to Principal Receivables, the Principal Allocation Percentage.

     "Series Termination Date" shall mean the earlier to occur of (i) the ______ Distribution Date and (ii) the termination of the Trust pursuant to
Section 12.01 of the Agreement.

     "Servicing Base Amount" shall have the meaning specified in Section 3.1.

     "Servicing Fee Rate" shall mean 2.0%.

     "Special Payment Date" shall mean each Distribution Date with respect to the Rapid Amortization Period.

     "Subordinate Principal Collections" shall have the meaning specified in subsection 4.1(a)(ii).

     "Telerate Page 3750" shall mean the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates or prices).

     "Total Enhancement" shall mean, for purposes of determining the Required Enhancement Amount with respect to any Distribution Date, an amount equal to the sum of (i) the Available Cash Collateral Amount as of the immediately preceding Distribution Date, and (ii) the Class C Investor Amount as of the immediately preceding Distribution Date.

     (b) Notwithstanding anything to the contrary in this Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Supplement or the Agreement with respect to Series ____-__, Moody's, Standard & Poor's and Fitch; provided, however, that references to "Rating Agency" in the definition of "Eligible Investments" shall be deemed to not include Fitch to the extent that an investment is rated by Moody's and Standard & Poor's, but not by Fitch. Reference to rating categories of Moody's and Standard & Poor's in the Agreement shall be deemed to be references to the equivalent rating categories of Fitch.

     (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement.

     (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Supplement unless otherwise specified; and the term "including" means "including without limitation."

     (e) Unless the context otherwise requires, references in this Supplement to the "Seller" or the "Sellers" shall mean the Bank in its capacity as Seller and any successors or assigns of the Bank as Seller; and from and after the date any Additional Seller is designated pursuant to subsection 2.08(e) of the Agreement, such references shall mean the Bank or its successors or assigns as Seller and any such Additional Seller(s).


                                  ARTICLE III

                              Servicer and Trustee

     Section 3.1.  Servicing Compensation.

     The share of the Servicing Fee allocable to the Series ____-__ Certificateholders and the Class C Interest Holder with respect to any Distribution Date (the "Monthly Servicing Fee"), shall be equal to one-twelfth the product of (i) the Servicing Fee Rate and (ii) the Invested Amount, if any, as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (ii) is referred to as the "Servicing Base Amount"); provided, however, with respect to the _______________, ___ Distribution Date, the Monthly Servicing Fee (the "Initial Servicing Fee") shall be $________.

           The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee"), shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the ________ Distribution Date, the Class A Servicing Fee shall be $________. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee"), shall be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the ________ Distribution Date, the Class B Servicing Fee shall be $________. The share of the Monthly Servicing Fee allocable to the Class C Interest Holder with respect to any Distribution Date (the "Class C Servicing Fee"), shall be equal to one-twelfth of the product of (a) the Class C Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the ________ Distribution Date, the Class C Servicing Fee shall be $________. The remainder of the Servicing Fee shall be paid by the Holders of the Seller Certificates or the Certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee, the Series ____-__ Certificateholders or the Class C Interest Holder be liable for the share of the Servicing Fee to be paid by the Holders of the Seller Certificates or the Certificateholders of any other Series. The Class A Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.5(a)(ii), 4.7(a), 4.8(a) or 4.12(c); the Class B Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.5(b)(ii), 4.7(c), 4.8(b) or 4.12(c); and the Class C Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.5(c)(i), 4.7(g) or 4.12(c).


                                   ARTICLE IV

        Rights of Series ____-__ Certificateholders and Class C Interest
              Holder and Allocation and Application of Collections

     Section 4.1. Collections and Allocations. The Servicer will apply, or will instruct the Trustee to apply, all collections and other funds on deposit in the Collection Account that are allocated to the Series ____-__ Certificates and the Class C Interest as follows:

     (a) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall, on or prior to the close of business on the second Business Day following any Date of Processing, allocate the following amounts as set forth below:

           (i) Allocate to the Series ____-__ Certificateholders and the Class C Interest Holder the product of (x) the Floating Allocation Percentage on such Date of Processing and (y) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, and of that allocation, deposit and retain in the Collection Account [(A) prior to the LIBOR Determination Date occurring in such Monthly Period, an amount equal to the product of (v) the Floating Allocation Percentage on such Date of Processing and (w) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing and (B) on and after such LIBOR Determination Date, the difference between (1) Monthly

     Interest for the related Distribution Date (plus, if the Bank is not the Servicer, the Monthly Servicing Fee for such Monthly Period) and (2) the amounts previously deposited in the Collection Account with respect to such Monthly Period pursuant to this subsection (a)(i);]

           (ii) Allocate to the Series ____-__ Certificateholders and the Class C Interest Holder an amount equal to the product of (A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing, which amount shall be first, if any other Principal Sharing Series in Group One is outstanding and in its Amortization Period or Accumulation Period (as such terms are defined in the Agreement), retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections in accordance with Section 4.04 of the Agreement to other Series in Group One on the related Distribution Date, and second paid to the Holders of the Seller Certificates; provided however, that the amount to be paid to the Holders of the Seller Certificates pursuant to this subsection 4.1(a)(ii) on any Date of Processing shall be paid to such Holders only if the Seller Amount on such Date of Processing is greater than the Required Seller Amount (after giving effect to all Principal Receivables transferred to the Trust on such day and any amounts deposited in the Excess Funding Account on such day) and otherwise shall be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and applied in accordance with Section
     4.02 of the Agreement and the remainder shall be paid to the Holders of the Seller Certificates; provided further, however, that if and for so long as the Total Enhancement is less than the Required Enhancement Amount during a Monthly Period, an amount equal to the sum of (x) the Class C Floating Percentage of the product of the Principal Allocation Percentage and the aggregate amount of Collections of Principal Receivables and (y) the Class B Principal Percentage of the product of the Principal Allocation Percentage and the aggregate amount of Collections of Principal Receivables ("Subordinate Principal Collections") on each Date of Processing with respect to such Monthly Period shall be deposited and retained in the Collection Account during such Monthly Period.

     (b) Allocations During the Accumulation Period. During the Accumulation Period, the Servicer shall, prior to the close of business on the second Business Day following any Date of Processing, allocate the following amounts as set forth below:

           (i) Allocate to the Series ____-__ Certificateholders and the Class C Interest Holder and deposit and retain in the Collection Account an amount equal to the product of (A) the Floating Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing.

           (ii) Allocate to the Series ____-__ Certificateholders and the Class C Interest Holder and deposit and retain in the Collection Account an amount equal to the product of (x) the Principal Allocation Percentage on such Date of Processing and (y) the aggregate amount of Collections of Principal Receivables on such Date of Processing (for any such date, a "Percentage Allocation"); provided, however, that if the sum of such Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Deposit Amount for the related Distribution Date, then such excess shall not be treated as a Percentage Allocation and shall be first, if any other Principal Sharing Series in Group One is outstanding and in its Amortization Period or Accumulation Period (as such terms are defined in the Agreement), retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections in accordance with
     Section 4.04 of the Agreement to other Series in Group One on the related Distribution Date, and second paid to the Holders of the Seller Certificates only if the Seller Amount on such Date of Processing is greater than the Required Seller Amount (after giving effect to all Principal Receivables transferred to the Trust on such day and any amounts deposited in the Excess Funding Account on such day) and otherwise shall be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and applied in accordance with
     Section 4.02 of the Agreement and the remainder shall be paid to the Holders of the Seller Certificates; provided further, however, that if and for so long as the Total Enhancement is less than the Required Enhancement Amount during a Monthly Period, Subordinate Principal Collections with respect to each Date of Processing with respect to such Monthly Period shall be retained in the Collection Account during such Monthly Period.

     (c) Allocations During the Rapid Amortization Period. During the Rapid Amortization Period, the Servicer shall, prior to the close of business on the second Business Day following any Date of Processing, allocate the following amounts as set forth below:

           (i) Allocate to the Series ____-__ Certificateholders and the Class C Interest Holder and deposit and retain in the Collection Account an amount equal to the product of (A) the Floating Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing.

           (ii) Allocate to the Series ____-__ Certificateholders and the Class C Interest Holder and deposit and retain in the Collection Account an amount equal to the product of (A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing; provided, however, that after the date on which an amount of such Collections equal to the Investor Amount has been deposited into the Collection Account and allocated to the Series ____-__ Certificateholders and the Class C Interest Holder, the amount determined in accordance with this subparagraph (ii) in excess thereof shall be first, if any other Principal Sharing Series in Group One is outstanding and in its Amortization Period or Accumulation Period (as such terms are defined in the Agreement), retained in the Collection Account for application, to the extent necessary, as Shared Principal

     Collections in accordance with Section 4.04 of the Agreement to other Series in Group One on the related Distribution Date, and second paid to the Holders of the Seller Certificates only if the Seller Amount on such Date of Processing is greater than the Required Seller Amount (after giving effect to all Principal Receivables transferred to the Trust on such day and any amounts deposited in the Excess Funding Account on such day) and otherwise shall be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and applied in accordance with Section 4.02 of the Agreement and the remainder shall be paid to the Holders of the Seller Certificates.

     (d) Notwithstanding anything to the contrary in this Section 4.1, if on any Date of Processing the aggregate amount of Principal Receivables is less than the sum of the Series Investor Amounts for all Series outstanding, all Collections of Principal Receivables on such date that are otherwise payable to the Holders of the Seller Certificates shall, unless such Collections are to be retained in the Collection Account, be deposited in the Excess Funding Account and applied in accordance with Section 4.02 of the Agreement.

     (e) Notwithstanding the foregoing, the Servicer need not make daily deposits of Collections into the Collection Account at any time when the requirements of Section 4.03 of the Agreement are satisfied.

     Section 4.2.  Determination of Monthly Interest.

     (a) The amount of monthly interest ("Class A Monthly Interest") distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the close of business on the preceding Record Date; provided, however, with respect to the ________ Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the Class A Initial Investor Amount at the applicable Class A Certificate Rate for the period from the Closing Date to but excluding ___________.

     On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class A Interest Shortfall"), of (x) the Class A Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class A Monthly Interest on such Distribution Date (after giving effect to any withdrawal from the Cash Collateral Account with respect to such Distribution Date). If the Class A Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Class A Additional Interest") equal to the product of
(i) (A) a fraction, the numerator of which is the actual number of days from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class A Penalty Rate and
(ii) such Class A Interest Shortfall (or the portion thereof which has not been paid to the Class A Certificateholders) shall be payable as provided herein with respect to the Class A Certificates on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Class A Interest Shortfall is paid to the Class A

Certificateholders. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to Class A
Certificateholders only to the extent permitted by applicable law.

     (b) The amount of monthly interest ("Class B Monthly Interest") distributable from the Collection Account with respect to the Class B Certificates on each Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class B Certificate Rate and (ii) the outstanding principal amount of the Class B Certificates as of the close of business on the preceding Record Date; provided, however, with respect to the ________ Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the Class B Initial Investor Amount at the applicable Class B Certificate Rate for the period from the Closing Date to but excluding ___________.

     On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class B Interest Shortfall"), of (x) the Class B Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class B Monthly Interest on such Distribution Date (after giving effect to any withdrawal from the Cash Collateral Account with respect to such Distribution Date). If the Class B Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Class B Additional Interest") equal to the product of
(i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class B Penalty Rate and (ii) such Class B Interest Shortfall (or the portion thereof which has not been paid to the Class B Certificateholders) shall be payable as provided herein with respect to the Class B Certificates on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Class B Interest Shortfall is paid to the Class B Certificateholders. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed to Class B Certificateholders only to the extent permitted by applicable law.

     (c) The amount of monthly interest ("Class C Monthly Interest") distributable from the Collection Account with respect to the Class C Interest on each Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class C Rate and (ii) the Class C Investor Amount as of the close of business on the preceding Record Date; provided, however, with respect to the ________ Distribution Date, Class C Monthly Interest shall be equal to the interest accrued on the Class C Initial Investor Amount at the applicable Class C Interest Rate for the periods from the Closing Date to but excluding
__________.

     On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class C Interest Shortfall"), of (x) the Class C Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class C Monthly Interest on such Distribution Date pursuant to subsection 4.7(f) or pursuant to the Class C Supplemental Agreement. If the Class C Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Class C Additional Interest") equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class C Interest Rate and (ii) such Class C Interest Shortfall (or the portion thereof which has not been paid to the Class C Interest Holder) shall be payable as provided herein with respect to the Class C Interest on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Class C Interest Shortfall is paid to the Class C Interest Holder. Notwithstanding anything to the contrary herein, Class C Additional Interest shall be payable or distributed to the Class C Interest Holder only to the extent permitted by applicable law.

     Section 4.3.  Determination of Monthly Principal.

     (a) The amount of monthly principal ("Class A Monthly Principal") distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date, beginning with the first Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, shall be equal to the least of (x) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date,
(y) for each Distribution Date with respect to the Class A Accumulation Period (and on or prior to the Class A Expected Final Distribution Date), the Controlled Deposit Amount for such Distribution Date and (z) the Class A Invested Amount on such Distribution Date.

     (b) The amount of monthly principal ("Class B Monthly Principal") distributable from the Collection Account with respect to the Class B Certificates on each Distribution Date, beginning with the Class B Principal Commencement Date, shall be equal to the least of (x) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date),
(y) for each Distribution Date with respect to the Class B Accumulation Period on or prior to the Class B Expected Final Distribution Date, the Controlled Deposit Amount for such Distribution Date and (z) the Class B Invested Amount on such Distribution Date.

     (c) The amount, if any, of monthly principal ("Class C Monthly Principal") distributable with respect to the Class C Invested Amount on each Distribution Date shall equal the following amounts:

           (i) on any Distribution Date prior to the Distribution Date on which the Class B Invested Amount is paid in full, shall be an amount equal to the lesser of (A) (x) Class C Principal Collections with respect to such Distribution Date plus (y) Available Investor Principal Collections (not including any amounts specified in clause (d) of the definition of "Available Investor Principal Collections") not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date and (B) the Enhancement Surplus on such Distribution Date, if any;

           (ii) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full, shall be an amount equal to the sum of the Available Investor Principal Collections (not including any amounts specified in clause (d) of the definition of "Available Investor Principal Collections") with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Distribution Date) and the Class C Principal Collections with respect to such Distribution Date; and

           (iii) on any Distribution Date, in addition to the amounts, if any, set forth in items (i) and (ii) above, at the option of the Seller (as evidenced by written instructions to the Servicer and the Trustee with a copy to the Class C Interest Holder), and after receipt by the Servicer and the Trustee of a written determination by each Rating Agency that such action will not result in a reduction or withdrawal of the then current ratings of the Class A Certificates or the Class B Certificates, shall be an amount established by the Seller and consistent with any restrictions set forth in the determination of the Rating Agency;

provided, however, with respect to any Distribution Date, Class C Monthly Principal shall not exceed the Class C Invested Amount and, with respect to any Distribution Date with respect to the Revolving Period and the Accumulation Period, Class C Monthly Principal shall be zero except to the extent otherwise specified in, or pursuant to, clauses (i), (ii) and (iii) above.

     Section 4.4.  Required Amount.

     (a) With respect to each Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Class A Required Amount"), if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iv) the Class A Servicing Fee for such Distribution Date, (v) any Class A Servicing Fee previously due but not paid to the Servicer and (vi) the Class A Investor Default Amount, if any, for such Distribution Date exceeds (b) the Class A Available Funds. In the event that the Class A Required Amount for such Distribution Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive Class A Required Amount on the date of computation and all or a portion of the Excess Spread and the Excess Finance Charges allocable to Series ____-__ with respect to the related Monthly Period in an amount equal to the Class A Required Amount for such Distribution Date shall be distributed from the Collection Account on such Distribution Date pursuant to Section 4.7(a).
In the event that the Class A Required Amount for such Distribution Date exceeds the amount of

Excess Spread and the amount of Excess Finance Charges allocable to Series ____-__ with respect to the related Monthly Period, all or a portion of the Available Cash Collateral Amount with respect to such Distribution Date in an amount equal to such excess shall be applied to fund the Class A Required Amount. In the event that the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread, the Excess Finance Charges allocated to Series ____-__ with respect to the related Monthly Period and the Available Cash Collateral Amount with respect to such Distribution Date, all or a portion of the Reallocated Principal Collections with respect to such Monthly Period in an amount equal to such excess shall be distributed from the Collection Account on such Distribution Date pursuant to Section 4.8(a).

     (b) With respect to each Distribution Date on the related Determination Date, the Servicer shall determine the amount (the "Class B Required Amount") equal to the sum of (I) the amount, if any, by which (a) the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iv) the Class B Servicing Fee for such Distribution Date, and (v) any Class B Servicing Fee previously due but not paid to the Servicer exceeds (b) the Class B Available Funds plus (II) the Class B Investor Default Amount for such Distribution Date. In the event that the Class B Required Amount for such Distribution Date is greater than zero, all or a portion of Excess Spread and the Excess Finance Charges allocable to Series ____-__ (other than Excess Spread and Excess Finance Charges applied pursuant to subsection 4.7(a) and (b) with respect to such Distribution Date) with respect to the related Monthly Period shall be applied to fund the Class B Required Amount. In the event that the Class B Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocable to Series ____-__ with respect to such Monthly Period and available to fund the Class B Required Amount as provided in the preceding sentence, all or a portion of the Available Cash Collateral Amount (other than that portion of the Available Cash Collateral Amount applied to fund the Class A Required Amount with respect to such Distribution Date) in an amount equal to such excess shall be applied to fund the Class B Required Amount. In the event that the Class B Required Amount for such Distribution Date exceeds the portion of Excess Spread and Excess Finance Charges allocated to Series ____-__ with respect to the related Monthly Period and available to fund the Class B Required Amount, as provided in the preceding sentence, and the portion of the Available Cash Collateral Amount with respect to such Distribution Date withdrawn from the Cash Collateral Account to fund the Class B Required Amount, all or a portion of the Reallocated Principal Collections allocable to the Class C Invested Amount and available therefor with respect to such Monthly Period in an amount equal to such excess shall be distributed from the Collection Account on such Distribution Date pursuant to subsection 4.8(b).

     Section 4.5. Application of Class A Available Funds, Class B Available Funds, Class C Available Funds, Available Investor Principal Collections and Class C Principal Collections. The Servicer shall apply or shall cause the Trustee to apply, on each Distribution Date, Class A Available Funds, Class B Available Funds, Class C Available Funds, Available Investor Principal Collections and Class C Principal Collections for the Monthly Period with respect to such Distribution Date to make the following distributions:

     (a) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed in the following priority:

           (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to the Class A Certificateholders;

           (ii) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

           (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

           (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.7.

     (b) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

           (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to the Class B Certificateholders;

           (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer; and

           (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.7.

     (c) On each Distribution Date, an amount equal to the Class C Available Funds with respect to such Distribution Date will be distributed in the following priority:

           (i) if the Bank or the Trustee is no longer the Servicer, an amount equal to the Class C Servicing Fee for such Distribution Date, plus the amount of any Class C Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer; and

           (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.7.

     (d) On each Distribution Date with respect to the Revolving Period, an amount equal to the Available Investor Principal Collections for the related Monthly Period, to the extent not allocated in accordance with subsection 4.3(c)(i) or (iii), shall be treated as Shared Principal Collections and applied in accordance with Section 4.04 of the Agreement to other Series in Group One or the Holders of the Seller Certificates.

     (e) On each Distribution Date with respect to the Revolving Period, an amount equal to the Class C Principal Collections plus any Available Investor Principal Collections allocated to Class C Monthly Principal for the related Monthly Period will be distributed in the following order of priority:

           (i) an amount equal to Class C Monthly Principal for such Distribution Date, up to the Class C Invested Amount on such Distribution Date, shall be applied in accordance with the Class C Supplemental Agreement; and

           (ii) the balance, if any, shall be treated as a portion of Available Investor Principal Collections for such Distribution Date.

     (f) On each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, an amount equal to the Available Investor Principal Collections for the related Monthly Period will be distributed in the following priority:

           (i) an amount equal to Class A Monthly Principal for such Distribution Date, up to the Class A Invested Amount, on such Distribution Date, shall be deposited in the Principal Funding Account for payment to the Class A Certificateholders by the Paying Agent on the earlier to occur of the Class A Expected Final Distribution Date or the first Special Payment Date;

           (ii) for each Distribution Date beginning on the Class B Principal Commencement Date, an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B Invested Amount on such Distribution Date, shall be distributed to the Paying Agent for payment to the Class B Certificateholders;

           (iii)the balance, if any, of such Available Investor Principal Collections shall be allocated to Class C Monthly Principal to the extent specified in subsection 4.3(c) and applied in accordance with subsection 4.5(g); and

           (iv) for each Distribution Date, after giving effect to paragraphs
     (i), (ii) and (iii) above, an amount equal to the balance, if any, of such Available Investor Principal Collections then on deposit in the Collection Account shall be treated as Shared Principal Collections and applied in accordance with Section 4.04 of the

     Agreement to other Series in Group One or to the Holders of the Seller Certificates.

     (g) On each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, an amount equal to Class C Principal Collections and the portion of Available Investor Principal Collections allocated to Class C Monthly Principal deposited in the Collection Account for the related Monthly Period will be distributed in the following order of priority:

           (i) an amount equal to Class C Monthly Principal for such Distribution Date, up to the Class C Invested Amount, shall be applied in accordance with the Class C Supplemental Agreement; and

           (ii) the balance, if any, of such Class C Principal Collections then on deposit in the Collection Account shall be treated as a portion of Available Investor Principal Collections for such Distribution Date.

     Section 4.6.  Default Amounts; Investor Charge-Offs.

     (a) On each Determination Date commencing with the Determination Date relating to the ________ Distribution Date, the Servicer shall calculate the Class A Investor Default Amount, if any, for the related Distribution Date.
If, on any Distribution Date, the Class A Required Amount for the related Monthly Period exceeds the sum of (x) the amount of Reallocated Principal Collections with respect to such Monthly Period, (y) the amount of Excess Spread and the Excess Finance Charges allocable to Series ____-__ with respect to such Distribution Date and (z) the Available Cash Collateral Amount with respect to such Distribution Date, the Class C Invested Amount shall be reduced by the amount of such excess, but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the amount of Reallocated Principal Collections, Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount shall be reduced to zero and the Class B Invested Amount shall be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date and the amount of Reallocated Principal Collections, Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount shall be reduced to zero, and the Class A Invested Amount shall be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Class C Invested Amount and the Class B Invested Amount for such Distribution Date and the amount of Reallocated Principal Collections, Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class A

Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"). Class A Investor Charge-Offs shall thereafter be reimbursed and the Class A Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated and available for that purpose pursuant to subsection 4.7(b).

     (b) On each Determination Date, the Servicer shall calculate the Class B Required Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Class B Required Amount for such Distribution Date exceeds the sum of (x) the amount of Excess Spread and Excess Finance Charges allocated to Series ____-__ with respect to the related Monthly Period which are not used to fund the Class A Required Amount and Class A Investor Charge-Offs on the related Distribution Date, (y) the portion, if any, of the Available Cash Collateral Amount to be withdrawn from the Cash Collateral Account pursuant to subsection 4.12(c) which is remaining after applying such amounts to fund any deficiency of amounts payable pursuant to subsection 4.7(a) with respect to such Distribution Date and (z) the amount of Reallocated Principal Collections which are available to fund the Class B Required Amount on such Distribution Date pursuant to subsection 4.8(b), then the Class C Invested Amount shall be reduced by the amount of such excess, but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of Reallocated Principal Collections, Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class B Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount shall be reduced to zero, and the Class B Invested Amount shall be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date and the amount of Reallocated Principal Collections, Excess Spread and Excess Finance Charges and the amount withdrawn from the Cash Collateral Account used to fund the Class B Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off"). Class B Investor Charge-Offs shall thereafter be reimbursed and the Class B Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class B Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated and available for that purpose pursuant to subsection 4.7(e).

     (c) If, on any Distribution Date, Reallocated Principal Collections for such Distribution Date are applied pursuant to subsection 4.8(a) or (b), the Class C Invested Amount shall be reduced by the amount of such Reallocated Principal Collections. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount shall be reduced to zero, and the Class B Invested Amount shall be reduced by the amount by which the Class C Invested Amount would have been reduced below zero.

     (d) If, on any Distribution Date, the Class C Default Amount exceeds the amount of Excess Spread and Excess Finance Charges available to fund the Class C Default Amount pursuant to subsection 4.7(h) on such Distribution Date, then the Class C Invested Amount shall be reduced by the amount of such excess.

     Section 4.7. Excess Spread; Excess Finance Charges. The Servicer shall apply or shall cause the Trustee to apply, on each Distribution Date, Excess Spread and Excess Finance Charges allocated to Series ____-__ with respect to the related Monthly Period, to make the following distributions in the following priority:

     (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to subsections 4.5(a)(i), (ii) and (iii), in that order of priority;

     (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed as provided in subsection 4.6(a) (after giving effect to the allocation on such Distribution Date of any amount for that purpose pursuant to subsection 4.6(a)) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

     (c) an amount up to the Class B Required Amount, if any, with respect to such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to subsections 4.5(b)(i) and (ii), in that order of priority;

     (d) an amount equal to the Class B Investor Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

     (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (d), (e) and (f) of the definition of "Class B Invested Amount" in Section 2.1 of this Supplement (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

     (f) an amount equal to the Class C Monthly Interest for such Distribution Date, plus the amount of any Class C Monthly Interest previously due but not distributed to the Class C Interest Holder on a prior Distribution Date pursuant to this subsection or pursuant to the Class C Supplemental Agreement plus the amount of any Class C Additional Interest for such Distribution Date and any Class C Additional Interest previously due but not distributed to the Class C Interest Holder on a prior Distribution Date shall be paid to the Class C Interest Holder for application in accordance with the Class C Supplemental Agreement;

     (g) an amount equal to the Class C Servicing Fee for such Distribution Date (or if ANB or the Trustee is no longer the Servicer, the portion of the Class C Servicing Fee for such Distribution Date not paid pursuant to subsection 4.5(c)(i)), plus the amount of any Class C Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

     (h) an amount equal to the Class C Default Amount for such Distribution Date shall be treated as a portion of Class C Principal Collections with respect to such Distribution Date;

     (i) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced pursuant to clause (c) of the definition of "Class C Invested Amount" (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Class C Principal Collections with respect to such Distribution Date;

     (j) an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount (without giving effect to any deposit made on such date hereunder) shall be deposited into the Cash Collateral Account;

     (k) an amount up to the excess, if any, of the Required Reserve Account Amount over the amount on deposit therein, shall be deposited into the Reserve Account;

     (l) (1) an amount equal to the aggregate of any other amounts then owed pursuant to the Class C Supplemental Agreement (excluding amounts required to be deposited in the Spread Account under and as defined in the Class C Supplemental Agreement) shall be applied in accordance with the Class C Supplemental Agreement and (2) amounts required to be deposited in the Spread Account under and as defined in the Class C Supplemental Agreement shall be so deposited therein; and

     (m) the balance, if any, shall constitute a portion of "Excess Finance Charges" available for allocation to other Series in Group One or to the Holders of the Seller Certificates for such Distribution Date as described in
Section 4.9.

     Section 4.8. Reallocated Principal Collections. The Servicer shall apply or shall cause the Trustee to apply on each Distribution Date, Reallocated Principal Collections (applying all such Collections with respect to the Class C Invested Amount prior to applying any such Collections with respect to the Class B Invested Amount and applying no such Collections with respect to the Class B Invested Amount pursuant to clause (b) below) with respect to such Distribution Date, to make the following distributions in the following priority:

     (a) an amount equal to the excess, if any, of (i) the Class A Required Amount, if any, with respect to such Distribution Date over (ii) the sum of (x) the amount of Excess Spread and Excess Finance Charges allocated to Series ____-__ with respect to the related Monthly Period and (y) the Available Cash Collateral Amount with the respect to such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to subsections 4.5(a)(i), (ii) and (iii), in that order of priority;

     (b) an amount equal to the excess, if any, of (i) the Class B Required Amount, if any, with respect to such Distribution Date over (ii) the sum of (x) the amount of Excess Spread and Excess Finance Charges allocated and available to the Class B Certificates pursuant to subsections 4.7(c) and (d) on such Distribution Date and (y) the amount withdrawn from the

Cash Collateral Account pursuant to subsection 4.12(c) which is remaining after application pursuant to subsection 4.7(a) with respect to such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to subsections 4.5(b)(i) and (ii) and subsection 4.7(d), in that order of priority; and

     (c) the balance, if any, of such Reallocated Principal Collections allocable to the Class B Invested Amount shall be treated as a portion of Available Investor Principal Collections to be applied in accordance with subsections 4.5(d) and (f), and the balance, if any, of such Reallocated Principal Collections allocable to the Class C Invested Amount shall be treated as a portion of Class C Principal Collections to be applied in accordance with subsections 4.5(e) and (g).

     Section 4.9. Excess Finance Charges. On each Distribution Date, (a) the Servicer shall allocate the aggregate amount of all outstanding Series in Group One that the related Supplements specify are to be treated as a portion of Excess Finance Charges for such Distribution Date (collectively, "Excess Finance Charges") as specified in the Supplements for each Series in Group One and (b) the Servicer shall withdraw (or shall instruct the Trustee in writing to withdraw) from the Collection Account and pay to the Holders of the Seller Certificates an amount equal to the excess, if any, of (x) the Excess Finance Charges for such Distribution Date over (y) the aggregate amount for all Series in Group One that the related Supplements specify are Finance Charge Shortfalls (as defined in the related Supplements) for such Distribution Date. Excess Finance Charges for any Distribution Date will be allocated to Series ____-__ in an amount equal to the product of (x) the aggregate amount of Excess Finance Charges for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series ____-__ for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls (as defined in the related Supplements) for all the Series in Group One for such Distribution Date. The "Finance Charge Shortfall" for Series ____-__ for any Distribution Date shall be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to subsections 4.5(a), 4.5(b), 4.5(c) and 4.7 (except for subsection 4.7(l)(2)) on such Distribution Date over (b) the sum of Class A Available Funds, Class B Available Funds and Class C Available Funds with respect to the related Monthly Period.

     Section 4.10 Shared Principal Collections. Subject to Section 4.04 of the Agreement, Shared Principal Collections for any Distribution Date will be allocated to Series ____-__ in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Principal Shortfall for Series ____-__ for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series in Group One for such Distribution Date. The "Principal Shortfall" for Series ____-__ shall be equal to (a) for any Distribution Date with respect to the Revolving Period and the Rapid Amortization Period, zero, (b) for any Distribution Date with respect to the Accumulation Period (on or prior to the Class B Expected Final Distribution
Date), the excess, if any, of the Controlled Deposit Amount with respect to such Distribution Date over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections) and (c) for each Distribution Date with respect to the Accumulation Period after the Class B Expected Final Distribution Date, the excess, if any, of the Invested Amount over the amount of Available Investor Principal Collections and Class C Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

     [Section 4.11.  Determination of LIBOR.

     (a) On each LIBOR Determination Date, the Trustee shall determine LIBOR based on the rate for deposits in United States dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00 A.M. (London Time) on such date.

     (b) If such rate does not appear on Telerate Page 3750, the Trustee will determine LIBOR on the basis of quotations of the offered rates for deposits in United States dollars provided by the Reference Banks at approximately 11:00 A.M. (London time) on such LIBOR Determination Date to prime banks in the London interbank market for a period of the Designated Maturity. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations.

     (c) If, on the LIBOR Determination Date, such rate does not appear on Telerate Page 3750 and only one or none of the Reference Banks provides such offered quotations, LIBOR will be the rate per annum that the Trustee determines to be the arithmetic mean of the offered quotations that three major banks in The City of New York selected by the Servicer are quoting at approximately 11:00 A.M. (New York City time) on that day for Class C Supplemental s in United States dollars to leading European banks for a period of the Designated Maturity.

     (d) The Class A Certificate Rate or Class B Certificate Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by any Series ____-__ Certificateholder by telephoning the Trustee at its Corporate Trust Office at (800) 735-7777.]

     Section 4.12.  Cash Collateral Account.

     (a) The Servicer shall establish and maintain, in the name of the Trustee, on behalf of the Trust, for the benefit of the Series ____-__ Certificateholders and the Class C Interest Holder, as their interests appear herein, an Eligible Deposit Account (the "Cash Collateral Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series ____-__ Certificateholders and the Class C Interest Holder. The Cash Collateral Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Account and in all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series ____-__ Certificateholders and the Class C Interest Holder. The interest of the Class C Interest Holder in the Cash Collateral Account shall be subordinated to the interests of the Series ____-__ Certificateholders as provided herein and in the Class C Supplemental Agreement. If at any time the Cash Collateral Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Cash Collateral Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash and/or any investments to such new Cash Collateral Account. The Trustee, at the direction of the Servicer, shall make deposits to and withdrawals from the Cash Collateral Account in the amounts and at the times set forth in this Supplement and the Class C Supplemental Agreement. All withdrawals from the Cash Collateral Account shall be made in the priority set forth below. The Class C Interest Holder shall not be entitled to reimbursement from the Trust Assets for any withdrawals from the Cash Collateral Account except as specifically provided in this Supplement and the Class C Supplemental Agreement.

     (b) On the Closing Date, the Trustee shall deposit $___________ received by it in immediately available funds pursuant to the Class C Supplemental Agreement into the Cash Collateral Account. Funds on deposit in the Cash Collateral Account shall be invested at the direction of the Servicer by the Trustee in Cash Collateral Account Investments. Funds on deposit in the Cash Collateral Account on any Transfer Date, after giving effect to any withdrawals from the Cash Collateral Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, the Servicer having reasonably determined that the interest of the Series ____-__ Certificateholders and the Class C Interest Holder may be adversely affected if such Eligible Investment is held to its maturity. The proceeds of any such investments shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the Transfer Date immediately following the date of such investment. The Trustee shall maintain for the benefit of the Series ____-__ Certificateholders and the Class C Interest Holder possession of the negotiable instruments or securities, if any, evidencing the Cash Collateral Account Investments. On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Cash Collateral Account shall be applied in accordance with the Class C Supplemental Agreement. For purposes of determining the availability of funds or the balances in the Cash Collateral Account for any reason under this Supplement, all investment earnings on such funds shall be deemed not to be available or on deposit.

     (c) On each Determination Date, the Servicer shall calculate the amount (the "Required Draw Amount") by which the amounts specified in clauses (a) through (e) and (g) of Section 4.7 with respect to the related Distribution Date exceed the amount of Excess Spread and Excess Finance Charges allocated to Series ____-__ with respect to the related Monthly Period. In the event that for any Distribution Date the Required Draw Amount is greater than zero, the Servicer shall give written notice to the Trustee and the Class C Interest Holder of such positive Required Draw Amount on the related Determination Date. On the related Transfer Date, the Required Draw Amount, if any, up to the Available Cash Collateral Amount, shall be withdrawn from the Cash Collateral Account and distributed to fund any deficiency pursuant to subsections 4.7(a) through (e) and (g) (in the order of priority set forth in Section 4.7).

     (d) In the event that the Cash Enhancement Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Cash Collateral Account with respect to such Distribution Date, and after giving effect to any payment of Class C Monthly Principal (or other reduction of the Class C Invested Amount) with respect to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Cash Collateral Account, and apply in accordance with the Class C Agreement, an amount equal to such Cash Enhancement Surplus.

           Section 4.13.  Principal Funding Account.

           (a)(i) The Servicer, for the benefit of the Series ____-__ Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series ____-__ Certificateholders. The Principal Funding Account shall initially be established with the Trustee.

           (ii) At the direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series ____-__ Certificateholders; provided that on each Distribution Date all interest and other investment income (net of losses and investment expenses ) ("Principal Funding Investment Proceeds") on funds on deposit therein shall be applied as set forth in paragraph (iii) below. Funds on deposit in the Principal Funding Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Distribution Date. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed in writing by the Servicer, the Servicer having reasonably determined that the interest of the Series ____-__ Certificateholders may be adversely affected if such Eligible Investment is held to its maturity. Unless the Servicer directs otherwise, funds deposited in the Principal Funding Account on a Transfer Date (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

           (iii) On each Distribution Date, the Servicer shall direct the Trustee to withdraw from the Principal Funding Account and deposit into the Collection Account all Principal Funding Investment Proceeds then on deposit in the Principal Funding Account, and such Principal Funding Investment Proceeds shall be treated as a portion of Class A Available Funds for such Distribution Date.

           (iv) Reinvested interest and other investment income on funds deposited in the Principal Funding Account shall not be considered to be principal amounts on deposit therein for purposes of this Supplement.

           (b)(i) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series ____-__ Certificateholders. If, at any time, the Principal Funding Account ceases to be an Eligible Deposit Account, the Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Principal Funding Account meeting the conditions specified in paragraph (a) (i) above as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Principal Funding Account.

           (ii) Pursuant to the authority granted to the Servicer in Section 3.01(b) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Section 5.01 of this Supplement and Section 6.07 of the Agreement, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Series ____-__ Certificateholders.

           Section 4.14. Class A Accumulation Period. The Class A Accumulation Period is scheduled to commence on the Accumulation Date; provided, however, that if the Class A Accumulation Period Length on any Determination Date (determined as described below) is less than ____ months, upon notice to the Trustee, the Sellers, each Rating Agency and the Class C Interest Holder, the Servicer, at its option, may elect to modify the date on which the Class A Accumulation Period actually commences to the first day of the month that is a number of months prior to the month in which the Class A Expected Final Distribution Date occurs at least equal to the Class A Accumulation Period Length (so that, as a result, the number of Monthly Periods in the Class A Accumulation Period will at least equal the Class A Accumulation Period Length); provided, however, that (i) the length of the Class A Accumulation Period will not be less than one month; and (ii) notwithstanding any other provision of this Supplement to the contrary, no election to postpone the commencement of the Class A Accumulation Period shall be made after a Pay Out Event (as defined in the related Supplement) shall have occurred and is continuing with respect to any other Series. On each Determination Date, the Servicer will determine the "Class A Accumulation Period Length," which will mean a number of months such that the amount available for distribution of principal on the Class A Certificates on the Class A Expected Final Distribution Date will equal or exceed the Class A Investor Amount, assuming for this purpose that (1) the payment rate with respect to Collections of Principal Receivables remains constant at the lowest level of such payment rate during the twelve preceding Monthly Periods (or such lower payment rate as the Servicer may select), (2) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Excess Funding Account, if any) remains constant at the level on such date of determination, (3) no Pay Out Event with respect to any Series will subsequently occur and (4) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. Any notice by the Servicer electing to modify the commencement of the Class A Accumulation Period pursuant to this Section 4.14 shall specify (i) the Class A Accumulation Period Length,
(ii) the commencement date of the Class A Accumulation Period and (iii) the Controlled Accumulation Amount with respect to each Monthly Period during the Class A Accumulation Period.

           Section 4.15.  Reserve Account.

           (a) The Servicer shall establish and maintain, in the name of the Trustee, on behalf of the Trust, for the benefit of the Series ____-__ Certificateholders and the Class C Interest Holder, an Eligible Deposit Account (the "Reserve Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series ____-__ Certificateholders and the Class C Interest Holder. The Reserve Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Series ____-__ Certificateholders and the Class C Interest Holder. If at any time the Reserve Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash and/or any investments to such new Reserve Account. The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time for the purposes set forth in this Supplement, and (ii) on each Distribution Date (from and after the Reserve Account Funding Date) prior to the termination of the Reserve Account make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.7(l).

           (b) Funds on deposit in the Reserve Account shall be invested at the written direction of the Servicer by the Trustee in Eligible Investments. Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the immediately succeeding Transfer Date. The Trustee shall maintain for the benefit of the Series ____-__ Certificateholders and the Class C Interest Holder possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer in writing, the Servicer having reasonably determined that the interest of the Series ____-__ Certificateholders may be adversely affected if such Eligible Investment is held to its maturity. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited in the Collection Account and treated as Collections of Finance Charge Receivables allocable to Series ____-__. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

           (c) On the Determination Date preceding each Distribution Date with respect to the Accumulation Period (prior to the Class B Expected Final Distribution Date) and the first Special Payment Date, the Servicer shall calculate the "Reserve Draw Amount" which shall be equal to the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under subsection 4.7(l) with respect to such Distribution Date.

           (d) In the event that for any Distribution Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the amount on deposit in the Reserve Account, shall be withdrawn from the Reserve Account on the related Transfer Date by the Trustee (acting in accordance with the instructions of the Servicer), deposited into the Collection Account and included in Class A Available Funds for such Distribution Date.

           (e) In the event that the Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Account, and pay to the Class C Interest Holder for application in accordance with the Class C Supplemental Agreement, an amount equal to such Reserve Account Surplus.

           (f) Upon the earliest to occur of (i) the termination of the Trust pursuant to Article XII of the Agreement, (ii) the day on which the Class A Investor Amount is paid in full to the Series ____-__ Certificateholders, (iii) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to Series ____-__ and (iv) if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the Class A Expected Final Distribution Date, the Trustee, acting in accordance with the written instructions of the Servicer, after the prior payment of all amounts owing to the Series ____-__ Certificateholders which are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and pay to the Class C Interest Holder for application in accordance with the Class C Supplemental Agreement, all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Supplement.

           Section 4.16.  Pre-Funding Account.

           (a) Establishment of the Pre-Funding Account. The Servicer hereby directs the Trustee, for the benefit of the Series ____-__ Certificateholders and the Class C Interest Holder, to establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Series ____-__ Certificateholders and the Class C Interest Holder, an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series ____-__ Certificateholders and the Class C Interest Holder. The Seller does hereby transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Series ____-__ Certificateholders and the Class C Interest Holder, without recourse, all of its right, title and interest in, to and under the Pre-Funding Account, any Eligible Investments on deposit therein and any proceeds of the foregoing. The Pre-Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series ____-__ Certificateholders and the Class C Interest Holder. If, at any time, the Pre-Funding Account ceases to be an Eligible Deposit Account, the Servicer shall direct the Trustee to establish within ten Business Days a new Pre-Funding Account meeting the conditions specified above, transfer any cash and/or any investments from the old Pre-Funding Account to such new Pre-Funding Account and from the date such new Pre-Funding Account is established, it shall be the "Pre-Funding Account." In addition, after five days' notice to the Trustee, the Servicer may direct the Trustee to establish a new Pre-Funding Account meeting the conditions specified above, transfer any cash and/or investments from the old Pre-Funding Account to such new Pre-Funding Account and from the date such new Pre-Funding Account is established, it shall be the "Pre-Funding Account." The Trustee, at the direction of the Servicer, shall make withdrawals and payments from the Pre-Funding Account from time to time for the purposes set forth in this Supplement.

           (b) Administration of Pre-Funding Account. The Trustee shall on the Closing Date deposit into the Pre-Funding Account the Initial Pre-Funded Amount from the proceeds of the sale of the Series ____-__ Certificates and the Class C Interest. On the Business Day preceding each Transfer Date, the Trustee, acting in accordance with written instructions from the Servicer, shall withdraw from the Pre-Funding Account and deposit into the Collection Account all interest and other investment income on the Pre-Funded Amount with respect to the prior Monthly Period. Such investment income shall be deemed to be Collections of Finance Charge Receivables allocated to Series ____-__. Interest (including reinvested interest) and other investment income on funds on deposit in the Pre-Funding Account shall not be considered part of the Pre-Funded Amount for purposes of this Supplement.

           (c) Investment of Funds in Pre-Funding Account. Funds on deposit in the Pre-Funding Account shall be invested in Eligible Investments by the Trustee (or, at the direction of the Trustee, by the Servicer on behalf of the Trustee) selected at the written direction of the Servicer. Funds on deposit in the Pre-Funding Account on the Closing Date and thereafter shall be invested in Eligible Investments that will mature so that such funds will be available for withdrawal on the Business Day next succeeding the next increase in the Invested Amount pursuant to Section 4.17 or, if earlier, on the next succeeding Transfer Date.

           (d) Principal Payments from Pre-Funding Account. In the event that the Pre-Funded Amount exceeds zero at the end of the Funding Period, on the first Distribution Date on or after the last day of the Funding Period the Servicer shall apply or shall cause the Trustee to apply the Pre-Funded Amount to the payment by the Paying Agent of principal on the Class A Certificates, the Class B Certificates and the Class C Interest on a pro rata basis based on the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

           Section 4.17. Increases in Invested Amount. On each Wednesday during the Funding Period, commencing ________, ___ the Invested Amount shall increase to the extent that the Seller Amount on the preceding day exceeds the product of (A) the sum of ____% and the Required Seller Percentage on such date and (B) the sum of the aggregate amount of Principal Receivables in the Trust and amounts on deposit in the Excess Funding Account on such preceding day; provided, however, that the Invested Amount shall in no event exceed $_____________ or increase pursuant to this Section 4.17 by an amount in excess of the Pre-Funded Amount immediately prior to giving effect to such increase. Such increase in the Invested Amount shall be allocated to the Class A Certificates, the Class B Certificates and the

Class C Interest Holder on a pro rata basis based on the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount immediately prior to such increase. Upon any increase in the Invested Amount pursuant to this Section 4.17, the Servicer shall instruct the Trustee in writing to withdraw from the Pre-Funding Account and pay to Holders of the Seller Certificates no later than the next succeeding Business Day an amount equal to the amount of such increase in the Invested Amount.


                                   ARTICLE V

         Distributions and Reports to Series ____-__ Certificateholders

     Section 5.1.  Distributions.

     (a) On each Distribution Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class A Certificateholder's pro rata share of the amounts that are allocated and available on such Distribution Date to pay interest on the Class A Certificates pursuant to this Supplement.

     (b) On each Distribution Date, commencing with the first to occur of the Class A Expected Final Payment Date and the first Special Payment Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class A Certificateholder's pro rata share of the amounts that are allocated and available on such date to pay principal of the Class A Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Class A Investor Amount on such date (unless there has been an optional repurchase of the Certificateholders' Interest pursuant to Section
10.01 of the Agreement, in which event the foregoing limitation will not apply).

     (c) On each Distribution Date, the Paying Agent shall distribute to each Class B Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class B Certificateholder's pro rata share of the amounts that are allocated and available on such Distribution Date to pay interest on the Class B Certificates pursuant to this Supplement.

     (d) On each Distribution Date, commencing with the Class B Principal Commencement Date, the Paying Agent shall distribute to each Class B Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class B Certificateholder's pro rata share of the amounts that are allocated and available on such date to pay principal of the Class B Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Class B Investor Amount on such date (unless there has been an optional repurchase of the Certificateholders' Interest pursuant to Section 10.01 of the Agreement, in which event the foregoing limitation will not apply).

     (e) The distributions to be made pursuant to this Section 5.1 are subject to the provisions of Sections 2.06, 9.02, 10.01 and 12.02 of the Agreement and Sections 8.1 and 8.2 of this Supplement.

     (f) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series ____-__ Certificateholders hereunder shall be made by check mailed to each Series ____-__ Certificateholder at such Series ____-__ Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series ____-__ Certificate or the making of any notation thereon; provided, however, that with respect to Series ____-__ Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds.

     Section 5.2.  Certificates and Statements.

     (a) Not later than each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, each Rating Agency and the Class C Interest Holder, a certificate substantially in the form of Exhibit B prepared by the Servicer.

     (b) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Series ____-__ Certificateholder a statement substantially in the form of Exhibit C prepared by the Servicer.

     (c) A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Series ____-__ Certificateholder or any Certificate Owner thereof by a request in writing to the Servicer.

     (d) On or before January 31 of each calendar year, beginning with calendar year _____, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series ____-__ Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series ____-__ Certificateholders, as set forth in paragraph
(b) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series ____-__ Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                   ARTICLE VI

                         Series ____-__ Pay Out Events

     Section 6.1. Series ____-__ Pay Out Events. If any one of the following events (each, a "Series ____-__ Pay Out Event") shall occur with respect to Series ____-__:

     (a) failure on the part of the Seller (A) to make any payment or deposit required by the terms of the Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein or (B) duly to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Agreement which has a material adverse effect on the Series ____-__ Certificateholders (which determination shall be made, for so long as the Class C Invested Amount is greater than zero, without reference to whether any funds are available pursuant to Series Enhancement) and continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by Holders of Series ____-__ Certificates aggregating not less than 50% of the outstanding principal balance of the Series ____-__ Certificates;

     (b) any representation or warranty made by the Seller in the Agreement or any information contained in a computer file or microfiche list required to be delivered by the Servicer on behalf of the Seller pursuant to Section 2.01 or 2.08 of the Agreement (A) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by Holders of the Series ____-__ Certificates aggregating not less than 50% of the outstanding principal balance of the Series ____-__ Certificates and (B) as a result of which the interests of the Series ____-__ Certificateholders are materially and adversely affected (which determination shall be made, for so long as the Class C Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement); provided, however, that a Series Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur hereunder if the Seller has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions hereof and of the Agreement;

     (c) (1) with respect to the last day of any prior Monthly Period during which the Seller Amount is less than the Required Seller Amount, the failure of the Seller to convey on or prior to the Required Designation Date Receivables in Additional Accounts to the Trust such that the Seller Amount shall be at least equal to the Required Seller Amount as of the close of business on the applicable Addition Date; or (2) with respect to the last day of any prior Monthly Period during which the aggregate amount of Principal Receivables is less than the Required Principal Balance as of such day, the failure of the Seller to convey on or prior to the Required Designation Date Receivables in Additional Accounts to the Trust such that the aggregate amount of the Principal Receivables shall be at least equal to the Required Principal Balance as of the close of business on the applicable Addition Date;

     (d) the Net Portfolio Yield averaged over three consecutive Monthly Periods is less than the Base Rate averaged over such period;

     (e) any Servicer Default shall occur which would have a material adverse effect on the Series ____-__ Certificateholders (which determination shall be made, for so long as the Class C Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement); or

     (f) the Class A Investor Amount shall not be paid in full on the Class A Expected Final Distribution Date or the Class B Invested Amount shall not be paid in full on the Class B Expected Final Distribution Date;

then, in the case of any event described in subparagraph (a), (b) or (e), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Investor Certificates (including the Class C Interest Holder) of Series ____-__ evidencing more than 50% of the aggregate unpaid principal amount of such Investor Certificates (including the Class C Interest) by notice then given in writing to the Sellers and the Servicer (and to the Trustee if given by the Holders of Investor Certificates (including the Class C Interest Holder) of Series ____-__) may declare that a Pay Out Event has occurred with respect to Series ____-__ as of the date of such notice, and, in the case of any event described in subparagraph (c), (d) or (f) a Pay Out Event shall occur with respect to Series ____-__ without any notice or other action on the part of the Trustee or Holders of Investor Certificates (including the Class C Interest Holder) of Series ____-__ immediately upon the occurrence of such event.


                                  ARTICLE VII

                    Optional Repurchase; Series Termination

     Section 7.1. Optional Repurchase. On any day occurring on or after the date on which the Investor Amount is reduced to 5% or less of the maximum Invested Amount during the Revolving Period, the Sellers shall have the option to purchase the interest of the holders of Investor Certificates (including the Class C Interest), at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

     Section 7.2.  Series Termination.

     (a) If, on the _________ Distribution Date, the Investor Amount (after giving effect to all changes therein on such date) would be greater than zero, the Servicer, on behalf of the Trustee, shall, within the 40-day period which begins on such Distribution Date, solicit bids for the sale of Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to the Investor Amount and accrued and unpaid interest thereon at the close of business on the last day of the Monthly Period preceding the Series Termination Date (after giving effect to all distributions required to be made on the Series Termination Date, except pursuant to this Section 7.2; provided, however that in no event shall such amount exceed the Series Percentage of Receivables on the Series Termination Date). Such bids shall require that such sale shall (subject to
Section 7.2(b)) occur on the Series Termination Date. The Seller and the Class C Interest Holder shall be entitled to participate in, and to receive from the Trustee a copy of each other bid submitted in connection with, such bidding process.

     (b) The Servicer, on behalf of the Trustee, shall sell such Receivables (or interests therein) on the Series Termination Date to the bidder who made the highest cash purchase offer. The proceeds of any such sale shall be treated as Collections on the Receivables allocated to the Series ____-__ Certificateholders and the Class C Interest Holder pursuant to the Agreement and this Supplement; provided, however, that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During the period from the _______ Distribution Date to the Series Termination Date, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such collections in accordance with the provisions of the Agreement and the Supplements.


                                  ARTICLE VIII

                              Final Distributions

     Section 8.1. Sale of Receivables or Certificateholders' Interest Pursuant to Section 2.06 or 10.01 of the Agreement.

     (a) Purchase Price. The amount to be paid with respect to Series ____-__ in connection with (i) a reassignment of Receivables to the Seller pursuant to Section 2.06 of the Agreement or (ii) a repurchase of the Certificateholders' Interest pursuant to Section 10.01 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

     (b) Distributions Pursuant to Section 7.01 or 7.02 of this Supplement and Section 10.01 of the Agreement. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.1 or 8.1(a)(ii) or any amounts allocable to Series ____-__ deposited into the Collection Account pursuant to Section 7.2, the Trustee shall, not later than 3:00 p.m. New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Investor Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Certificateholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date, (B) any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date and (C) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Certificateholders, (ii) (x) the Class B Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Certificateholders and (y) an amount equal to the sum of (A) Class B Monthly Interest for such Distribution Date, (B) any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date and
(C) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Certificateholders and (iii) the Class C Invested Amount on such date and the amount of accrued and unpaid interest on the Class C Invested Amount (including any unpaid Class C Additional Interest) will be distributed to the Class C Interest Holder for application in accordance with the Class C Supplemental Agreement.

     (c) Distributions Pursuant to Section 2.06 of the Agreement. With respect to any amounts deposited into the Collection Account pursuant to subsection 8.1(a)(i), the Trustee shall, not later than 3:00 p.m., New York City time, on the related Distribution Date, deposit the principal portion of such amounts that are allocable to the Class A Certificates and the Class B Certificates into the Collection Account and the principal portion of such amounts allocable to the Class C Interest shall be distributed to the Class C Interest Holder for application in accordance with the Class C Supplemental Agreement.

     (d) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to subsection 8.1(b) for payment to the Series ____-__ Certificateholders shall be deemed distributed in full to the Series ____-__ Certificateholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

     Section 8.2. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.02 of the Agreement.

     (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to subsection 9.02(b) of the Agreement, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the Class A Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the Paying Agent for payment to the Class A Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and (y) the Principal Allocation Percentage with respect to the related Monthly Period,
(ii) deduct an amount equal to the Class B Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the Paying Agent for payment to the Class B Certificateholders, provided that the amount of such distribution shall not exceed (x) the product of (A) the portion of such Insolvency Proceeds allocated to Collections of Principal Receivables and (B) the Principal Allocation Percentage with respect to the related Monthly Period minus (y) the amount distributed to the Paying Agent pursuant to clause (i) of this sentence and
(iii) deduct an amount equal to the Class C Invested Amount, if any, on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the Class C Interest Holder for application in accordance with the Class C Supplemental Agreement, provided that the amount of such distribution shall not exceed (x) the product of (1) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and (2) the Principal Allocation Percentage with respect to such Monthly Period minus (y) the amounts distributed to the Paying Agent pursuant to clauses (i) and (ii) of this sentence. To the extent that the product of (A) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and (B) the Principal Allocation Percentage with respect to the related Monthly Period exceeds the aggregate amounts distributed to the Paying Agent and the Class C Interest Holder pursuant to the preceding sentence, the excess shall be allocated to the Sellers' Interest and shall be released to the Holders of the Seller Certificates on such Distribution Date.

     (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the sum of (w) Class A Monthly Interest for such Distribution Date, (x) any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date and (y) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and distribute such amount to the Paying Agent for payment to the Class A Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables, (y) the Floating Allocation Percentage with respect to the related Monthly Period and
(z) the Class A Floating Percentage with respect to such Monthly Period and
(ii) deduct an amount equal to the sum of (w) Class B Monthly Interest for such Distribution Date, (x) Class B Monthly Interest previously due but not distributed to the Class B Certificateholders and (y) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and distribute such amount to the Paying Agent for payment to the Class B Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables, (y) the Floating Allocation Percentage with respect to the related Monthly Period and (z) the Class B Floating Percentage with respect to such Monthly Period. To the extent that the product of (A) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and (B) the Floating Allocation Percentage with respect to the related Monthly Period exceeds the aggregate amount distributed to the Paying Agent pursuant to the preceding sentence, the excess shall be released to the Class C Interest Holder for application by the Class C Interest Holder in accordance with the Class C Supplemental Agreement.





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
     (c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to this Section for payment to the Series ____-__ Certificateholders shall be distributed in full to the Series ____-__ Certificateholders on the date on which funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

     Section 8.3. Instructions Pursuant to Section 9.02(a) of the Agreement. The Holders of Investor Certificates of Series ____-__ evidencing more than 50% of the Investor Amount of each Class (including the Class C Interest) shall not be considered as having disapproved of any liquidation of the Receivables and to continue transferring Principal Receivables to the Trust pursuant to subsection 9.02(a) of the Agreement unless Holders of more than 50% of the Investor Amount of each of the Class A Certificates, the Class B Certificates and the Class C Interest instruct the Trustee to such effect in the manner required pursuant to subsection 9.02(a) of the Agreement.


                                   ARTICLE IX

                                  Certificates

     Section 9.1. Book-Entry Certificates. The Class A Certificates and the Class B Certificates shall be delivered as Book-Entry Certificates. The Clearing Agency for the Class A Certificates and the Class B Certificates shall be The Depository Trust Company, and the Class A Certificates and the Class B Certificates shall be initially registered in the name of Cede & Co., its nominee.


                                   ARTICLE X

                            Miscellaneous Provisions

     Section 10.1. Certain Matters Regarding the Class C Interest Holder. Amounts payable to the Class C Interest Holder hereunder shall be applied in accordance with the provisions of the Class C Supplemental Agreement.

     Section 10.2. Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

     Section 10.3. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.





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
     Section 10.4. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING THE UCC AS IN EFFECT IN THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.5. Notices. All directions, notices and instructions to the Trustee shall be in writing (which may be facsimile).

     Section 10.6. Amendments. This Supplement may be amended by the Seller without the consent of the Servicer, the Trustee or any Investor Certificateholder if the Seller provides the Trustee with (i) an Opinion of Counsel to the effect that such amendment or modification would reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to Code section 7704 and (ii) an Officer's Certificate that such amendment or modification would not materially and adversely affect any Investor Certificateholder, provided that no such amendment shall be deemed effective without (i) the Trustee's consent, if the Trustee's rights, duties and obligations hereunder are thereby modified and (ii) the Trustee having obtained written assurance that such amendment or modification will not, by itself, lower the then-current ratings on the Series ____-__ Certificates. The Seller shall provide the Rating Agencies with prior written notice of any such amendment or modification.

           IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                     FLEET BANK (RI), NATIONAL
                                       ASSOCIATION,
                                       Seller and Servicer,


                                     By:
                                        ------------------------
                                          Name:
                                          Title:



                                     BANKERS TRUST COMPANY,
                                       Trustee


                                     By:
                                        ------------------------
                                          Name:
                                          Title:





                 [Signature Page for Series ____-__ Supplement]





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